UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2023

Quadro Acquisition One Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40077	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, Delaware	19715
(Address of principal executive offices)	(Zip Code)

(302) 738-6680
(Registrant’s telephone number, including area code)

Kismet Acquisition Two Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Redeemable Warrant	KAIIU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.001 per share	KAII	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50, subject to adjustment	KAIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On February 20, 2023, Quadro Acquisition One Corp. (f/k/a Kismet Acquisition Two Corp.) (the “Company”) held its extraordinary general meeting of shareholders (the “EGM”). At the EGM, the Extension Amendment Proposal (as defined below) and the Name Change Proposal (as defined below) to amend the Company’s Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. Under Cayman Islands law, the Charter Amendment took effect upon approval of the Extension Amendment Proposal and the Name Change Proposal. The Company plans to file the Charter Amendment with the Cayman Islands General Registry within 15 days of the EGM. The terms of the Charter Amendment are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 31, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the EGM, the Company’s shareholders were presented with proposals to amend the Company’s Amended and Restated Memorandum and Articles of Association (i) to give the Company’s board of directors (“Board”) the right to extend the date by which the Company must consummate an initial business combination (“Termination Date”) from February 22, 2023 (the “Original Termination Date”) to April 22, 2023 and to allow the Board, without another shareholder vote, to elect to extend the Termination Date on a monthly basis up to seven (7) times for an additional one (1) month each time, until November 22, 2023, or for a total of up to nine (9) months after the Original Termination Date (or such earlier date as determined by the Board) by (the “Extension Amendment Proposal”); and (ii) to change the Company’s name from “Kismet Acquisition Two Corp.” to “Quadro Acquisition One Corp.” (the “Name Change Proposal”).

Set forth below are the final voting results for each of the Extension Amendment Proposal and the Name Change Proposal. Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, and as required by Cayman Islands law, the approval of each of the Extension Amendment Proposal and the Name Change Proposal requires the affirmative vote of at least two-thirds of the votes cast by holders of the Company’s Class A and Class B ordinary shares (the “Ordinary Shares”), voting together as a single class, who, being entitled to do so, vote in person or by proxy at the EGM.

The Extension Amendment Proposal was approved with the following vote from the holders of Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
19,080,153	2,465,436	0	0

The Name Change Proposal was approved with the following vote from the holders of Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
19,080,153	2,465,436	0	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 20,451,847 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.20 per share, for an aggregate redemption amount of approximately $208,524,538.33, in connection with the Extension Amendment Proposal.

A proposal to adjourn the EGM to a later date was not presented because there were enough votes to approve the Extension Amendment Proposal and the Name Change Proposal.

In connection with the approval and implementation of the Name Change Proposal, the Company’s Class A ordinary shares, units and warrants will be quoted on Nasdaq Stock Market under the symbols “QDRO,” “QDROU” and “QDROW,” respectively, effective as of market open on Monday, February 27, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quadro Acquisition One Corp.

Date: February 24, 2023	By:	/s/ Dimitri Elkin
		Name:	Dimitri Elkin
		Title:	Chief Executive Officer

2